Exhibit 99.1

Varian Medical Systems, Inc.

Unaudited Pro Forma Consolidated Financial Information

On January 28, 2017, Varian Medical Systems, Inc. ("Varian") completed the previously announced distribution of 100% of the outstanding common shares of Varex Imaging Corporation ("Varex") to Varian's stockholders (the "Distribution"). Beginning in the second fiscal quarter of 2017, Varex's historical financial results for periods prior to the Distribution will be reflected in Varian's consolidated financial statements as discontinued operations.

The following unaudited pro forma consolidated statements of earnings of Varian for the year ended September 30, 2016 are presented as if the Distribution had occurred on October 3, 2015 and give effect to the elimination of the historical Varex financial results due to the Distribution, as well as pro forma adjustments to reflect the impact of intercompany transactions, separation costs and transition service agreements entered into at the time of the Distribution. The following unaudited pro forma consolidated statements of earnings for the years ended October 2, 2015 and September 26, 2014 give effect to the elimination of the historical Varex financial results and pro forma adjustments to reflect the impact of intercompany transactions as if the Distribution had occurred on September 28, 2013. The following unaudited pro forma consolidated balance sheet of Varian as of September 30, 2016 assumes that the Distribution occurred on September 30, 2016.

The following pro forma financial statements are based on information currently available including certain assumptions and estimates. They are intended for informational purpose only, and do not purport to represent what Varian's results of operations or financial position actually would have been had the Distribution occurred on the dates indicated, or to project Varian's financial performance for any future date or period.

The following unaudited pro forma consolidated financial statements have been derived from Varian's historical consolidated financial statements for the years ended September 30, 2016, October 2, 2015 and September 26, 2014. The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with Varian's audited consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Varian's Form 10-K for the year ended September 30, 2016.

The "Historical" columns in the unaudited pro forma consolidated statements of earnings and in the unaudited pro forma consolidated balance sheet reflect Varian's historical financial statements for the periods presented and do not reflect any adjustments related to the Distribution and related events.

The "Varex Separation" columns in the unaudited pro forma consolidated statements of earnings were derived from Varian's audited consolidated financial statements and the related accounting records for the years ended September 30, 2016, October 2, 2015 and September 26, 2014 and reflect the financial results of the Varex business, adjusted to include certain costs directly attributable to Varex and to exclude corporate expenses that were previously allocated to Varex for each period, as described in Varex's audited combined financial statements for the year ended September 30, 2016 included in Varex's information statement dated January 11, 2017 (the "Information Statement"), which was included as Exhibit 99.1 to Varian's Current Report on the Form 8-K filed with the Securities and Exchange Commission on January 20, 2017. The "Varex Separation" column in the unaudited pro forma consolidated balance sheet was derived from Varian's audited consolidated financial statements and the related accounting records as of September 30, 2016, adjusted to include certain assets and liabilities that were transferred to Varex pursuant to the separation and distribution agreement. The information in the foregoing "Varex Separation" columns should be read in conjunction with Varex's audited combined financial statements and notes thereto as of and for the three years ended September 30, 2016 included in the Information Statement.

The "Pro Forma Adjustments" columns in the unaudited pro forma consolidated statements of earnings and the unaudited pro forma consolidated balance sheet reflect additional pro forma adjustments which are further described in the accompanying notes.

VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS

YEAR ENDED SEPTEMBER 30, 2016

		Varex	Pro Forma		Pro Forma
(In millions, except per share amounts)	Historical	Separation	Adjustments	Notes	Varian
Revenues:
Product	$2,142.3	$(581.8)	$23.4	(a)	$1,583.9
Service	1,075.5	(38.3)			1,037.2
Total revenues	3,217.8	(620.1)	23.4		2,621.1
Cost of revenues:
Product	1,411.9	(364.1)	23.4	(a)	1,071.2
Service	444.6	(7.6)			437.0
Total cost of revenues	1,856.5	(371.7)	23.4		1,508.2
Gross margin	1,361.3	(248.4)	—		1,112.9
Operating expenses:
Research and development	253.5	(53.1)			200.4
Selling, general and administrative	540.1	(62.6)	(3.1)	(b)	474.4
Separation costs	16.9	—	(16.9)	(c)	—
Total operating expenses	810.5	(115.7)	(20.0)		674.8
Operating earnings	550.8	(132.7)	20.0		438.1
Interest income	17.4	(0.1)			17.3
Interest expense	(11.8)	0.1			(11.7)
Earnings before taxes	556.4	(132.7)	20.0		443.7
Taxes on earnings	153.7	(44.8)	7.5	(d)	116.4
Net earnings	402.7	(87.9)	12.5		327.3
Less: Net earnings attributable to noncontrolling interests	0.4	(0.5)			(0.1)
Net earnings attributable to Varian	$402.3	$(87.4)	$12.5		$327.4
Net earnings per share - basic	$4.22				$3.43
Net earnings per share - diluted	$4.19				$3.41
Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	95.4				95.4
Weighted average shares outstanding - diluted	96.0				96.0

VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS

YEAR ENDED OCTOBER 2, 2015

		Varex	Pro Forma		Pro Forma
(In millions, except per share amounts)	Historical	Separation	Adjustments	Notes	Varian
Revenues:
Product	$2,077.9	$(604.6)	$23.9	(a)	$1,497.2
Service	1,021.2	(27.7)			993.5
Total revenues	3,099.1	(632.3)	23.9		2,490.7
Cost of revenues:
Product	1,390.2	(378.8)	23.9	(a)	1,035.3
Service	426.2	(2.9)			423.3
Total cost of revenues	1,816.4	(381.7)	23.9		1,458.6
Gross margin	1,282.7	(250.6)	—		1,032.1
Operating expenses:
Research and development	245.2	(49.8)			195.4
Selling, general and administrative	488.5	(47.5)			441.0
Total operating expenses	733.7	(97.3)	—		636.4
Operating earnings	549.0	(153.3)	—		395.7
Interest income	13.6	(0.1)			13.5
Interest expense	(7.9)	—			(7.9))
Earnings before taxes	554.7	(153.4)	—		401.3
Taxes on earnings	142.7	(52.7)			90.0
Net earnings	412.0	(100.7)	—		311.3
Less: Net earnings attributable to noncontrolling interests	0.5	(0.7)			(0.2)
Net earnings attributable to Varian	$411.5	$(100.0)	$—		$311.5
Net earnings per share - basic	$4.13				$3.13
Net earnings per share - diluted	$4.09				$3.10
Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	99.7				99.7
Weighted average shares outstanding - diluted	100.6				100.6

VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS

YEAR ENDED SEPTEMBER 26, 2014

		Varex	Pro Forma		Pro Forma
(In millions, except per share amounts)	Historical	Separation	Adjustments	Notes	Varian
Revenues:
Product	$2,083.8	$(662.1)	$28.1	(a)	$1,449.8
Service	966.0	(23.1)			942.9
Total revenues	3,049.8	(685.2)	28.1		2,392.7
Cost of revenues:
Product	1,314.6	(396.4)	28.1	(a)	946.3
Service	433.5	(10.2)			423.3
Total cost of revenues	1,748.1	(406.6)	28.1		1,369.6
Gross margin	1,301.7	(278.6)	—		1,023.1
Operating expenses:
Research and development	234.8	(39.2)			195.6
Selling, general and administrative	470.6	(39.1)			431.5
Litigation settlement	25.1	—			25.1
Total operating expenses	730.5	(78.3)	—		652.2
Operating earnings	571.2	(200.3)	—		370.9
Interest income	10.5	—			10.5
Interest expense	(7.2)	—			(7.2)
Earnings before taxes	574.5	(200.3)	—		374.2
Taxes on earnings	170.8	(70.6)			100.2
Net earnings	$403.7	$(129.7)	$—		$274.0
Net earnings per share - basic	$3.88				$2.63
Net earnings per share - diluted	$3.83				$2.60
Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	104.0				104.0
Weighted average shares outstanding - diluted	105.3				105.3

VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

		Varex	Pro Forma		Pro Forma
(In millions, except par values)	Historical	Separation	Adjustments	Notes	Varian
Assets
Current assets:
Cash and cash equivalents	$843.5	$(32.0)	$200.0	(e)	$1,011.5
Short-term investments	95.3	—			95.3
Accounts receivable, net	891.8	(122.2)			769.6
Inventories	639.7	(197.4)			442.3
Prepaid expenses and other current assets	145.7	(3.9)			141.8
Total current assets	2,616.0	(355.5)	200.0		2,460.5
Property, plant and equipment, net	379.2	(120.5)			258.7
Goodwill	294.7	(74.7)			220.0
Intangible assets	104.7	(20.7)			84.0
Deferred tax assets	138.9	(2.0)			136.9
Other assets	282.5	(55.0)			227.5
Total assets	$3,816.0	$(628.4)	$200.0		$3,387.6
Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$201.1	$(41.9)			$159.2
Accrued liabilities	412.7	(29.2)			383.5
Deferred revenues	620.6	(12.0)			608.6
Short-term borrowings	329.6	—			329.6
Current maturities of long-term debt	50.0	—			50.0
Total current liabilities	1,614.0	(83.1)			1,530.9
Long-term debt	287.5	—			287.5
Other long-term liabilities	160.0	(9.1)			150.9
Total liabilities	2,061.5	(92.2)			1,969.3

Redeemable noncontrolling interests	10.3	(10.3)			—
Equity:
Varian stockholders' equity:
Preferred stock of $1 par value: 1 shares authorized; none issued and outstanding	—	—			—
Common stock of $1 par value: 189.0 shares authorized; 93.7 shares issued and outstanding	93.7	—			93.7
Capital in excess of par value	678.6	—			678.6
Retained earnings	1,069.0	(525.9)	200.0	(e)	743.1
Accumulated other comprehensive loss	(100.8)	—			(100.8)
Total Varian stockholders' equity	1,740.5	(525.9)	200.0		1,414.6
Noncontrolling interests	3.7	—			3.7
Total equity	1,744.2	(525.9)	200.0		1,418.3
Total liabilities, redeemable noncontrolling interests and equity	$3,816.0	$(628.4)	$200.0		$3,387.6

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

a.	Reflects adjustments for intercompany transactions that prior to the Distribution were eliminated in consolidation and will no longer be eliminated subsequent to the Distribution.
b.	Reflects the impact of fees earned by Varian from Varex for services primarily relating to Information Technology included in the transition services agreement with Varex.
c.	Reflects the removal of nonrecurring separation costs which were incurred and were included in Varian's historical results of operations for the year ended September 30, 2016. Separation costs were primarily related to expenses for transaction advisory services, consulting services and other expenses directly related to separation-related activities that are not expected to have a continuing impact on Varian's results of operations following the completion of the Distribution.
d.	Reflects the tax effect of pro forma adjustments using the statutory tax rate for the year ended September 30, 2016.
e.	Reflects a cash transfer of $200.0 million from Varex to Varian that was made in January 2017.